Exhibit 99.1

December 12, 2014

STK Miami Delays Opening Due to Serious Flood

NEW YORK-- The ONE Group Hospitality, Inc. (“The ONE Group”) (OTCQB:STKS), today provided an update on an event that occurred on the afternoon of Wednesday December 10, 2014 at STK Miami. A hotel subcontractor working on an unrelated job above the restaurant mistakenly broke a sprinkler head resulting in a high-pressure flow of water that caused extensive damage and flooding within the venue.

As a result, The ONE Group is revising its projected reopening timeline for STK Miami from the fourth quarter 2014, to the first quarter of 2015. The full extent and cost of the damage is still being assessed, however repairs are already underway.

“We are very upset this incident occurred, particularly since our entire staff had been hired and trained for our opening later this month – In fact, we were at the final stage of putting cosmetic touches on the space before opening STK’s doors.” stated Jonathan Segal, CEO of The ONE Group. “Although this is a temporary setback, we remain very excited and proud of the venue’s design. STK Miami’s renovation perfectly captures the original STK’s vibe and we’re confident that our guests will love the space as well.”

The ONE Group will provide additional information as it becomes available.

About The ONE Group

The ONE Group is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK ®, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and in London. STK Rebel SM, a more accessibly priced STK ® with a broader menu, is an extension of the STK ® brand. The ONE Group’s food and beverage hospitality services business, ONE Hospitality SM, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 1, 2014.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Media:

Sloane & Company

Dan Zacchei or Kate Traynor, 212-486-9500
or

Investors:

ICR

Don Duffy or Sheryl Freeman, 203-682-8200

Source: The ONE Group Hospitality, Inc.